Exhibit 4.39

EIGHTH SUPPLEMENTAL INDENTURE

TO BE DELIVERED IN CONNECTION WITH THE VISTRA ACQUISITION

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 9, 2018, between Vistra Energy Corp., a Delaware corporation (the “Successor”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”). Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

WITNESSETH

WHEREAS, Dynegy Inc. (as successor by merger to Dynegy Finance II, Inc.) (“Dynegy”) has heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time prior to the date hereof, the “Indenture”), dated as of October 27, 2014, among Dynegy, the Subsidiary Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $750,000,000 of 7.625% Senior Notes due 2024 and, subject to the terms of the Indenture, future unlimited issuances of 7.625% Senior Notes due 2024 (the “2024 7.625% Notes”);

WHEREAS, the Successor has filed with the Secretary of State of the State of Delaware a Certificate of Merger, dated as of April 9, 2018, which provides for the merger of Dynegy with and into the Successor (the “Merger”), with the Successor continuing its corporate existence under the laws of the State of Delaware as the surviving company of the Merger;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that Dynegy may consolidate or merge with or into another Person; provided that, among other things, the Person formed by or surviving any such consolidation or merger (if other than Dynegy) assumes all the obligations of Dynegy under the Indenture and the 2024 7.625% Notes pursuant to a supplemental indenture;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Indenture and the 2024 7.625% Notes may be amended or supplemented without the consent of any Holder to provide for the assumption of Dynegy’s obligations to Holders of the 2024 7.625% Notes in the case of a merger or consolidation; and

WHEREAS, the Successor desires and has requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing such assumption by the Successor.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee and the Successor mutually covenant and agree for the equal and ratable benefit of the Holders of the 2024 7.625% Notes as follows:

ARTICLE 1

ASSUMPTION AND AGREEMENTS

Section 1.1. The Successor hereby, in accordance with the terms and conditions of the Indenture, assumes the due and punctual payment of the principal of, premium, if any, and interest on the 2024 7.625% Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture and the 2024 7.625% Notes on the part of Dynegy to be performed or observed.

Section 1.2. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, Dynegy under the Indenture and the 2024 7.625% Notes, with the same effect as if the Successor had been named as “the Company” therein.

ARTICLE 2

MISCELLANEOUS

Section 2.1. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE AND THE 2024 7.625% Notes SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.2. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.3. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.4. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Successor.

Section 2.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the 2024 7.625% Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

VISTRA ENERGY CORP., as Successor

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Senior Vice President and Treasurer

ANP BELLINGHAM ENERGY COMPANY, LLC

ANP BLACKSTONE ENERGY COMPANY, LLC

CALUMET ENERGY TEAM, LLC

CASCO BAY ENERGY COMPANY, LLC

COFFEEN AND WESTERN RAILROAD COMPANY

DYNEGY ADMINISTRATIVE SERVICES COMPANY

DYNEGY ASSOCIATES NORTHEAST LP, INC.

DYNEGY COAL GENERATION, LLC

DYNEGY COAL HOLDCO, LLC

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC

DYNEGY CONESVILLE, LLC

DYNEGY DICKS CREEK, LLC

DYNEGY ENERGY SERVICES (EAST), LLC

DYNEGY ENERGY SERVICES, LLC

DYNEGY FAYETTE II, LLC

DYNEGY GAS IMPORTS, LLC

DYNEGY GLOBAL LIQUIDS, INC.

DYNEGY HANGING ROCK II, LLC

DYNEGY KENDALL ENERGY, LLC

DYNEGY KILLEN, LLC

DYNEGY MARKETING AND TRADE, LLC

DYNEGY MIAMI FORT, LLC

DYNEGY MIDWEST GENERATION, LLC

DYNEGY MORRO BAY, LLC

DYNEGY MOSS LANDING, LLC

DYNEGY NORTHEAST GENERATION GP, INC.

DYNEGY OAKLAND, LLC

DYNEGY OPERATING COMPANY

DYNEGY POWER GENERATION INC.

DYNEGY POWER MARKETING, LLC

DYNEGY POWER, LLC

[Signature Page to 2024 7.625% Notes Supplemental Indenture]

DYNEGY RESOURCE II, LLC

DYNEGY RESOURCES GENERATING HOLDCO, LLC

DYNEGY SOUTH BAY, LLC

DYNEGY STUART, LLC

DYNEGY WASHINGTON II, LLC

DYNEGY ZIMMER, LLC

EQUIPOWER RESOURCES CORP.

HAVANA DOCK ENTERPRISES, LLC

HOPEWELL POWER GENERATION, LLC

ILLINOIS POWER GENERATING COMPANY

ILLINOIS POWER MARKETING COMPANY

ILLINOIS POWER RESOURCES GENERATING, LLC

ILLINOIS POWER RESOURCES, LLC

ILLINOVA CORPORATION

IPH, LLC

IPH II, LLC

KINCAID GENERATION, L.L.C.

LAKE ROAD GENERATING COMPANY, LLC

LIBERTY ELECTRIC POWER, LLC

MASSPOWER, LLC

MILFORD POWER COMPANY, LLC

NEPCO SERVICES COMPANY

NORTHEASTERN POWER COMPANY

ONTELAUNEE POWER OPERATING COMPANY, LLC

PLEASANTS ENERGY, LLC

RICHLAND-STRYKER GENERATION, LLC

SITHE ENERGIES, INC.

SITHE/INDEPENDENCE LLC,

as Subsidiary Guarantors

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Senior Vice President and Treasurer

[Signature Page to 2024 7.625% Notes Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page to 2024 7.625% Notes Supplemental Indenture]